Exhibit 10.3

EXECUTION COPY

COSAN FINANCE LIMITED

as Issuer

the GUARANTORS party hereto

THE BANK OF NEW YORK,

as Trustee, Registrar and Transfer Agent

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Principal Paying Agent

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,

as Paying Agent and Transfer Agent

INDENTURE

Dated as of January 26, 2007

7% Senior Notes Due 2017

	ARTICLE 12
	MISCELLANEOUS

Section 12.01.	Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes	60
Section 12.02.	Notices	60
Section 12.03.	Officers’ Certificate and Opinion of Counsel as to Conditions Precedent	62
Section 12.04.	Statements Required in Officers’ Certificate or Opinion of Counsel	62
Section 12.05.	Rules by Trustee, Registrar Paying Agent and Transfer Agents	62
Section 12.06.	Currency Indemnity	62
Section 12.07.	No Recourse Against Others	63
Section 12.08.	Legal Holidays	63
Section 12.09.	Governing Law	63
Section 12.10.	Consent to Jurisdiction; Waiver of Immunities	63
Section 12.11.	Successors and Assigns	65
Section 12.12.	Multiple Originals	65
Section 12.13.	Severability Clause	65
Section 12.14.	Force Majeure	65

EXHIBITS:

EXHIBIT A	– Form of Note	A-1
EXHIBIT B	– Form of Supplemental Indenture	B-1
EXHIBIT C	– Form of Transfer Notice	C-1
EXHIBIT D	– Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend	D-1
EXHIBIT E

–  Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend

		E-1
EXHIBIT F	– Form of Certificate for Removal of the Securities Act Legend on a Certificated Note	E-1

INDENTURE, dated as of January 26, 2007, among COSAN FINANCE LIMITED, an exempted company incorporated under the laws of the Cayman Islands, as the Company, the GUARANTORS party hereto (the “Guarantors”), THE BANK OF NEW YORK, as Trustee, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Principal Paying Agent and THE BANK OF NEW YORK (LUXEMBOURG) S.A., as Paying Agent and Transfer Agent.

RECITALS

The Company has duly authorized the issue of 7% Senior Notes Due 2017 (the “Notes”), initially in an aggregate principal amount of U.S.$400,000,000, and has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes.

Each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor, and to make the Indenture a valid agreement of such Guarantor.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Amounts” has the meaning specified in Section 4.06.

“Advance Transaction” means an advance from a financial institution involving either (i) a foreign exchange contract (Adiantamento sobre Contrato de Câmbio), or ACC, or (ii) an export contract (Adiantamento sobre Contrato de Exportação), or ACE.

“Affiliate” means, with respect to any specified Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above.

For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream Banking, in each case to the extent applicable.

“Authenticating Agent” has the meaning specified in Section 2.02.

“Authorized Denomination” has the meaning specified in Section 2.02.

“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, (ii) the Brazilian Bankruptcy Law or any similar Brazilian federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors, and (iii) Part V of the Companies Law (2004 Revision) of the Cayman Islands or any other law of the Cayman Islands relating to the winding up of Cayman Islands companies.

“Board of Directors” means, as the case may be, the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil.

“Brazilian Bankruptcy Law” means Brazilian Federal Law No. 11,101.

“Brazilian Corporation Law” means Brazilian Federal Law No. 6.404/76, as amended by Brazilian Law No. 9.457/97 and Brazilian Law No. 10.303/01.

“Brazilian GAAP” means accounting practices prescribed by the Brazilian Corporation Law, the rules and regulations issued by the CVM and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), in each case as in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or São Paulo, Brazil.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with Brazilian GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with Brazilian GAAP; and the

Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cayman Islands” means the Cayman Islands, a territory of the United Kingdom of Great Britain and Northern Ireland.

“Certificated Note” has the meaning specified in Section 2.01.

“Change of Control” means:

(1) the merger or consolidation of Cosan with or into another Person or the merger of another Person with or into Cosan or the merger of any Person with or into a Subsidiary of Cosan, if Capital Stock of Cosan is issued in connection therewith, or the sale of all or substantially all the assets of Cosan to another Person, (in each case, unless such other Person is a Permitted Holder) unless holders of a majority of the aggregate voting power of the Voting Stock of Cosan, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Cosan; or

(3) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by persons who were neither (i) nominated by the Permitted Holders or the Board of Directors of the Company nor (ii) appointed by directors so nominated.

“Clearstream Banking” means Clearstream Banking, société anonyme.

“Closing Date” means January 26, 2007, or such later date on which the Notes are issued hereunder.

“Company” means Cosan Finance Limited, an exempted company incorporated under the laws of the Cayman Islands, until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banking Firm as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

(1) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the most recently published statistical release designated “H. 15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations on the second Business Day preceding such redemption date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 101 Barclay Street, 4th Floor East, New York, New York 10286).

“Cosan” means Cosan S.A. Indústria e Comércio, a corporation organized under the laws of Brazil.

“covenant defeasance option” has the meaning specified in Section 8.01.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Da Barra” means Usina Da Barra S.A. – Açúcar e Álcool, a corporation organized under the laws of Brazil.

“Debt” means, with respect to any Person, without duplication:

(i) the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii) all Capital Lease Obligations of such Person;

(iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v) all Hedging Obligations;

(vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(vii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(viii) any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under Brazilian GAAP.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“defeasance trust” has the meaning specified in Section 8.02.

“Depositary” means DTC or any successor depositary for the Notes.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each of Cosan and Da Barra, and (ii) any successor obligor under its Note Guaranty pursuant to Section 5.04, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.

“Independent Investment Banking Firm” means one of the Reference Treasury Dealers appointed by the Company.

“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).

“Interest Payment Date” means the Payment Date of an installment of interest on the Notes.

“Investment” means, with respect to any Person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person.

“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means January 26, 2007.

“legal defeasance option” has the meaning specified in Section 8.01.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s, or the equivalent local rating in Brazil.

“Maturity” means, when used with respect to any Note, February 1, 2017 or the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.

“Minimum Withholding Level” has the meaning specified in Section 3.01(c).

“Moody’s” means Moody’s Investors Service, Inc.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“Notes” has the meaning specified in the first paragraph of the Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.

“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company, or any other Person duly appointed by the shareholders of the Company or the Board of Directors to perform corporate duties, including, without limitation, any Director of the Company.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company) and who shall be acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.

“Organizational Documents” means, with respect to the Company, the Memorandum and Articles of Association, by laws and any other documents governing the formation and organization of the Company.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.01(b), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article 8; and

(iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any of its Affiliates or such other obligor.

“Paying Agent” means The Bank of New York (Luxembourg) S.A., the Principal Paying Agent and any other Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company hereunder, including the Principal Paying Agent.

“Payment Date” means the date on which payment of interest on and/or principal of the Notes is due.

“Payment Default” has the meaning specified in Section 6.01.

“Permitted Holders” means any or all of the following: (i) an immediate family member of Mr. Rubens Ometto Silveira Mello or any Affiliate or immediate family member thereof; and (ii) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 80% by Persons specified in clause (ii).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency, department or political subdivision thereof.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York.

“principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).

“Principal Paying Agent” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.

“Proceeding” has the meaning specified in Section 12.10.

“Process Agent” has the meaning specified in Section 12.10.

“Rating Agency” means S&P or Moody’s; or if S&P or Moody’s are not making rating of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by us, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible down grade by either Rating Agency) after the date of public notice of a Change of Control, or of the Company’s intention or that of any Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by either Rating Agency by one or more categories; provided that any such Rating Decline is in whole or in part in connection with a Change in Control.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the January 15 and July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.01(b), the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01(b), the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors; provided, however, that if it shall cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Register” has the meaning specified in Section 2.03.

“Registrar” means The Bank of New York, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.

“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.

“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes sold outside of the United States pursuant to Regulation S.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Relevant Withholding Taxes” has the meaning specified in Section 4.06.

“Responsible Officer” means any officer of the Trustee or the Principal Paying Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture.

“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.

“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.

“S&P” means Standard & Poor’s Rating Group, a division of McGraw Hill, Inc. and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Act Legend” means the following legend, printed in capital letters:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF COSAN FINANCE LIMITED THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO COSAN FINANCE LIMITED, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT

(“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S.$100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.

“Significant Subsidiary” means any Subsidiary of Cosan which at the time of determination either (i) had assets which, as of the date of Cosan’s most recent quarterly consolidated balance sheet, constituted at least 10% of Cosan’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12 month period ending on the date of Cosan’s most recent quarterly consolidated statement of income which constituted at least 10% of Cosan’s total revenues on a consolidated basis for such period.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Cosan, (ii) Cosan and one or more Subsidiaries or (iii) one or more Subsidiaries.

“Total Consolidated Assets” means the total amount of assets of Cosan and its Subsidiaries prepared in accordance with Brazilian GAAP.

“Transfer Agent” means The Bank of New York (Luxembourg) S.A. and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means The Bank of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.

“United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollars” and “U.S.$” each mean the currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Cosan or another Wholly-Owned Subsidiary.

Section 1.02. Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iii) “or” is not exclusive; and

(iv) “including” means including, without limitation;

(v) any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.

(b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Brazilian GAAP.

(c) For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with Brazilian GAAP and shall be based upon the consolidated financial statements of the Cosan and its Subsidiaries prepared in accordance with Brazilian GAAP.

Section 1.03. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(d) If the Company solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.

Each Global Note shall be dated the Closing Date. Each definitive certificated Note (“Certificated Note”) shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.02. Execution, Authentication and Delivery. (a) Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

(i) If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(ii) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(iii) The Trustee or an authenticating agent shall initially authenticate and deliver Notes in an aggregate principal amount of up to U.S.$400,000,000.

(iv) The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

(v) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorized Denomination”).

(b) The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.

(i) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.

(iii) The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be promptly reimbursed by the Company for such payments.

Section 2.03. Transfer Agent, Registrar and Paying Agent. (a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Company shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Company may have one or more co-Registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional Transfer Agent or Paying Agent, as the case may be. The term “Registrar” includes any co-Registrar.

(i) For so long as the Notes are listed on the Luxembourg Stock Exchange, Euro MTF and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

(ii) The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company initially appoints the Trustee as Registrar and Transfer Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Paying Agent and Transfer Agent in Luxembourg in connection with the Notes.

(b) The Trustee shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Trustee shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Trustee shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee of any transfers or exchanges of Notes effected by it. The Trustee shall not be required to register the transfer of or exchange Certificated Notes for a period of 17 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.

(c) All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent or the Trustee, as the case may be. Each Registrar and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall promptly deliver a certificate of destruction to the Company.

(d) The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

Section 2.04. Paying Agent to Hold Money in Trust. By 10:00 A.M. New York time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.06). The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment. The Company shall require each Paying Agent (other than the Trustee, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and The Bank of New York (Luxembourg) S.A.) to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Company to or to the order of the Principal Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Company to make payment of principal, redemption amount, Additional Amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Principal Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders hereunder; and provided further that, in the event that there is a default by the Principal Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note in accordance with the terms hereof, the Company shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default occurred.

Section 2.05. Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.

(b) Final payments in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

(c) Payment of the principal of any Note on a relevant Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the seventeenth day (whether or not a Business Day) immediately preceding such Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 17 days prior to such Payment Date.

(d) Payment of interest on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07. Transfer and Exchange. (a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.

Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit D or Exhibit F, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.

(b) On or prior to the 40th day after the Closing Date, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit E to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.

(c) Transfers by an owner of a Certificated Note bearing the Securities Act Legend or of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit D to the effect that such transfer is being made in accordance with Regulation S.

Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream Banking.

Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in Euroclear and Clearstream Banking shall be effected in the ordinary way in accordance with Applicable Procedures.

(d) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.

In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit C attached to the Note presented for transfer.

(e) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.

All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.

(f) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of interests during the period of 17 days beginning on the Record Date and ending on the Payment Date. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.

(g) Upon any such exchange of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.

Section 2.08. Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.

Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits at this Indenture.

Section 2.09. Temporary Notes. Subject to the provisions of Section 2.07(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or a Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.01 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.

The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in CUSIP or ISIN numbers.

Section 2.13. Open Market Purchases. The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.

ARTICLE 3

REDEMPTION

Section 3.01. Right of Redemption. (a) Except as described in this Section 3.01 and Paragraph 10 of the form of Note set forth in Exhibit A, the Notes may not be redeemed.

(b) The Notes shall be redeemable, at the option of the Company, in whole, but not in part, on any Interest Payment Date prior to February 1, 2017, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of:

(1) 100% of the principal amount thereof to be redeemed, plus accrued interest and any Additional Amounts payable with respect thereto; and

(2) the sum of the present values of (A) the Redemption Price of the Notes at February 1, 2017 (as set forth below) and (B) the remaining scheduled payments of interest from the Redemption Date to February 1, 2017 but excluding accrued and unpaid interest, if any, to the Redemption Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second Business Day immediately preceding the Redemption Date) plus 50 basis points;

plus, in either case, accrued and unpaid interest, if any, and any Additional Amounts to the Redemption Price (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any notice to Holders of the Notes of a redemption shall include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. In the event of such a redemption, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

(c) Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of the Cayman Islands, Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Issue Date of the Notes or on or after the date a successor assumes the obligations under the Notes, (i) the Company has or shall become obligated to pay any Additional Amounts as described below in Section 4.06 or (ii) the Guarantors have or shall become obligated to pay Additional Amounts, as defined below in Section 4.06, in excess of the Additional Amounts the Guarantors would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction (i.e., countries that do not impose any income tax or that impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), the Company or the Guarantors may, at their option, on any Business Day redeem all, but not less than all, of the Notes, at a Redemption Price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, upon publication of irrevocable notice to Holders not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, the Guarantors would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level. The Company shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts that are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts (provided, however, that for this purpose reasonable measures shall not include the Company moving or changing jurisdictions); and (ii) it has complied with all necessary regulations of the Central Bank of Brazil to legally effect such redemption.

In the event that the Company elects to so redeem the Notes pursuant to Section 3.01(c), it shall deliver to the Trustee: (i) a certificate, signed in the name of the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company has or shall become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company has taken reasonable measures to avoid the payment of such Additional Amounts and that all governmental requirements necessary for the Company to effect the redemption have been complied with.

Section 3.02. Applicability of Article. Redemption of Notes at the option of the Company, as permitted by Section 3.01 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

Section 3.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem the Notes pursuant to Section 3.01(b) or 3.01(c) shall be evidenced by a Board Resolution. In case of any redemption of Notes at the election of the Company, the Company shall, at least 70 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

Section 3.04. Notice of Redemption by the Company. In the case of redemption of Notes pursuant to Section 3.01(b) or 3.01(c), notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address and such notice shall be irrevocable. In addition, so long as the Notes continue to be listed on the Luxembourg Stock Exchange, Euro MTF, notices shall be published in English in a leading newspaper having general circulation in Luxembourg.

The notice shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the name and address of the Paying Agents;

(iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;

(v) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vi) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(vii) the CUSIP or ISIN number, if any; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s election and at its request, made in writing to the Trustee at least 60 days before a date for redemption of Notes, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 70 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05. Deposit of Redemption Price. By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Principal Paying Agent money sufficient to pay the Redemption Price of and accrued interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the Redemption Date for cancellation. The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by tested telex) of its intention to make such payment.

Section 3.06. Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.

If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the applicable Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Principal and Interest Under the Notes. The Company shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A. By 10:00 a.m. (New York City time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest.

The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.

Section 4.02. Maintenance of Office or Agency. The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03. Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent, subject to the provisions of this Section 4.03, shall:

(i) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(ii) give the Trustee written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

(iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall cause each Paying Agent (other than the Principal Paying Agent and the Paying Agent in Luxembourg) to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.03.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in (i) the Borough of Manhattan, The City of New York and (ii) so long as the Notes continue to be listed on the Luxembourg Stock Exchange, Euro MTF, Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 4.04. Maintenance of Corporate Existence. Cosan shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 5 or the merger of any Subsidiary with or into the Cosan or with or into any other Wholly-Owned Subsidiary of the Cosan; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used in their business; provided, however, that neither the Cosan nor its Subsidiaries shall be prevented from discontinuing those operations (including through the transfer or dissolution of a Subsidiary) or suspending the maintenance of those properties (including through the sale thereof) which, in the reasonable judgment of the Cosan are no longer necessary in the conduct of the Cosan’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.

Section 4.05. Payment of Taxes and Claims. Cosan shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of Cosan and its Subsidiaries considered as one enterprise or a material adverse effect on the performance of Cosan’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings and if appropriate reserves or other provisions shall have been made therefor.

Section 4.06. Payment of Additional Amounts. (a) All payments by the Company in respect of the Notes or the Guarantors in respect of the Note Guaranty shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, and/or Brazil, or any authority therein or thereof in the case of payments under the Notes or any other jurisdiction in which any Guarantor is organized having power to tax in the case of payments under the Note Guaranty, unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such Additional Amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the Cayman Islands, and/or Brazil, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv) with respect to any taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive;

(v) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands, or Brazil, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if (1) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders shall be required to provide such certification, identification or other requirement;

(vi) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vii) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantors in respect of claims made against the Company or the Guarantors; or

(viii) in respect of any combination of the above.

(b) No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Cayman Islands, Brazil or any political subdivision thereof to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(d) In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

(e) Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guaranty by the Guarantors shall be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

Section 4.07. Reporting Requirements. (a) Cosan shall provide the Trustee with the following reports (and shall also provide the Trustee with sufficient copies, as required, of the reports referred to in clauses (i), (ii), (iii) and (iv) for distribution, at the Company’s expense, to all Holders of Notes):

(i) an English language version of its annual audited consolidated financial statements prepared in accordance with Brazilian GAAP promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;

(ii) an English language version of its unaudited quarterly financial statements prepared in accordance with Brazilian GAAP promptly upon such statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) of this Section 4.07(a), an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which Cosan is taking or proposes to take with respect thereto;

(iv) without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) Cosan with the Luxembourg Stock Exchange, Euro MTF or any other stock exchange on which the Notes may be listed (in each case, to the extent that any such report or notice is generally available to securityholders of the Company or the public in Brazil); and

(v) as soon as practicable and in any event within 30 calendar days after any director or executive officer of Cosan becomes aware of the existence of a Default or Event of Default, an Officers’ Certificate setting forth the details thereof and the action which Cosan is taking or proposes to take with respect thereto.

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Cosan’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) Within 60 days of the close of each of the first three fiscal quarters and within 90 days of the close of each fiscal year, for so long as any of the Notes remain outstanding, (i) the Company shall request from DTC, a current list of the names and addresses of each DTC participant which is a Holder of an interest in a Global Note and (ii) at the Company’s written request, the Trustee shall provide the Company with the names and addresses of each Holder of a Certificated Note, if any.

Section 4.08. Available Information. The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

Section 4.09. Limitation and Restrictions on the Company.

(a) The Company shall not engage in any business or enter into, or be a party to, any transaction or agreement other than in connection with (i) the issuance, sale, redemption or repurchase of the Notes and activities incidentally related thereto; (ii) the entering into import and export financing transactions; (iii) the entering into Hedging Agreements relating to the Notes; and (iv) as required by law.

(b) The Company shall not acquire or own any Subsidiaries or other assets or properties (either real or personal), except for (i) an interest in Hedging Agreements relating to its Debt and instruments evidencing interests in the foregoing, (ii) cash, Cash Equivalents or Marketable Securities, (iii) any assets related to import and export financing transactions, and (iv) the Notes;

(c) The Company shall not create, incur, assume or suffer to exist any Debt other than any Debt (i) incurred solely for the purpose of complying with its obligations under the Notes, (ii) the issuance of additional notes or (iii) in respect of Hedging Agreements relating to its Debt;

(d) The Company shall not create, assume, incur or suffer to exist any Lien upon or with respect to any of its properties or assets except for any Liens imposed by law; it being understood, for the avoidance of doubt, that the Company shall not create, incur, assume or suffer to exist any Lien including Liens which would otherwise constitute a Permitted Lien in the case of either Guarantor;

(e) The Company shall not enter into any consolidation, merger, amalgamation, joint venture or other form of combination with any Person, and shall not sell, lease, convey or otherwise dispose of any of its assets or receivables; and

(f) The Company shall not amend, supplement, waive or modify, or consent to any amendment, supplement, waiver or modification of Organizational Documents except in accordance with the provisions of this Section 4.09(f). Any provision of any Organizational Document may be amended, waived, supplemented, restated, discharged or terminated without the consent of the Holders; provided that such amendment, waiver, supplement or restatement does not result in a Default or Event of Default; and provided, further, that the Trustee shall have received prior notice thereof together with copies of any documentation related thereto. Any amendment, waiver, supplement or restatement of any Organizational Document (including any exhibit thereto) that would result in a Default or Event of Default shall require the written consent of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Section 4.10. Limitation on Liens. Cosan shall not, and shall not permit any Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of Cosan or any Subsidiary, securing any obligation unless contemporaneously therewith effective provision is made to secure the Notes and the Note Guaranty equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence shall not require Cosan or any Subsidiary to equally and ratably secure the Notes and the Note Guaranty if the Lien consists of the following:

(i) any Lien existing on the date of this Indenture, and any extension, renewal or replacement thereof or of any Lien referred to in clauses (ii), (iii) or (iv) below; provided, however, that the total amount of Debt so secured is not increased;

(ii) any Lien on any property or assets (including Capital Stock of any Person) securing Debt incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets after the date of this Indenture; provided that (A) the aggregate principal amount of Debt secured by the Liens shall not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (B) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Cosan or any Subsidiary; and provided, further, that to the extent that the property or asset acquired is Capital Stock, the Lien also may encumber other property or assets of the Person so acquired;

(iii) any Lien securing Debt for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that the Liens in respect of such Debt are limited to assets (including Capital Stock of the project entity) and/or revenues of such project; provided, further, that the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Cosan or any Subsidiary;

(iv) any Lien existing on any property or assets of any Person before that Person’s acquisition (in whole or in part) by, merger into or consolidation with Cosan or any Subsidiary after the date of this Indenture; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation;

(v) any Lien imposed by law that was incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(vi) any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Cosan or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Cosan or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(vii) any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Cosan or any Subsidiary in the ordinary course of business;

(viii) any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by Brazilian GAAP;

(ix) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Cosan or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(x) any rights of set-off of any Person with respect to any deposit account of Cosan or any Subsidiary arising in the ordinary course of business;

(xi) any Liens granted to secure borrowings from, directly or indirectly, (A) Banco Nacional de Desenvolvimento Econômico e Social–BNDES, or any other Brazilian governmental development bank or credit agency or (B) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(xii) any Liens on the inventory or receivables of Cosan or any Subsidiary securing the obligations of such Person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate principal amount of Debt incurred that is secured by receivables that shall fall due in any calendar year shall not exceed (A) with respect to transactions secured by receivables from export sales, 80% of Cosan’s consolidated gross revenues from export sales for the immediately preceding calendar year or (B) with respect to transactions secured by receivables from domestic (Brazilian) sales, 80% of such Person’s consolidated gross revenues from sales within Brazil for the immediately preceding calendar year; and provided, further, that Advance Transactions shall not be deemed transactions secured by receivables for purpose of the above calculation;

(xiii) Liens securing Hedging Agreements; provided such Hedging Agreements are entered into for bona fide, non-speculative purposes; and

(xiv) in addition to the foregoing Liens set forth in clauses (i) through (xiii) above, Liens securing Debt of Cosan or any Subsidiary (including, without limitation, guarantees of Cosan or any Subsidiary) which do not in aggregate principal amount, at any time of determination, exceed the greater of U.S.$200,000,000 or 15.0% of Cosan’s Total Consolidated Assets.

Section 4.11. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.03 or Sections 4.07 or 4.10, if before or after the time for such compliance the Holders of at least a majority in principal amount of the outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provisions or condition shall remain in full force and effect.

Section 4.12. Repurchase of Notes upon a Change of Control. Not later than 30 days following a Change of Control that results in a Rating Decline, the Company shall make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

An Offer to Purchase must be made by written offer in English, which shall specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) on any Business Day not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include information concerning the business of Cosan and its Subsidiaries which Cosan in good faith believes shall enable the Holders to make an informed decision with respect to the Offer to Purchase. The Offer to Purchase shall also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the Offer to Purchase.

A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of U.S.$1,000 principal amount. Holders shall be entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price shall become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date.

The Company shall comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures shall be deemed modified as necessary to permit such compliance.

Cosan shall obtain all necessary consents and approvals from the Central Bank of Brazil for the remittance of funds outside of Brazil prior to making any Offer to Purchase. Any failure to obtain such consents and approvals shall constitute an Event of Default pursuant to Section 6.01(c) below.

ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01. Limitation on Consolidation, Merger or Transfer of Assets. Cosan shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (if not the Cosan) shall be a Person organized and existing under the laws of Brazil, or the United States of America, any State thereof or the District of Columbia, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the date of this Indenture, and such Person expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Cosan under this Indenture, the Notes and the Note Guaranty;

(ii) the resulting, surviving or transferee person (if not the Cosan), if not organized and existing under the laws of Brazil, undertakes, in such supplemental indenture, to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Notes and the Note Guaranty after deduction or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Notes and the Note Guaranty subject to the same exceptions set forth under Sections 4.06(a)(i), 4.06(a)(ii) and 4.06(a)(iii) but replacing references in such clause to Brazil with references to such other country;

(iii) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iv) Cosan shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

The Trustee shall be entitled to rely exclusively on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.

Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Cosan in accordance with Section 5.01 in which Cosan is not the continuing obligor under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, Cosan under this Indenture with the same effect as if such successor had been named as Cosan therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

Section 5.03. Notes to Be Secured in Certain Events. If, upon any such consolidation of Cosan with or merger of Cosan into any other corporation, or upon any conveyance, lease or transfer of the property of Cosan substantially as an entirety to any other Person, any property or assets of Cosan would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 4.10 without equally and ratably securing the Notes, Cosan, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, shall as to such property or assets, secure the Outstanding Notes (together with, if Cosan so determines, any other Debt of Cosan now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with or prior to the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or shall cause such Notes to be so secured.

Section 5.04. Consolidation, Merger Or Sale Of Assets By A Guarantor. (a) Neither Da Barra nor any other Guarantor (other than Cosan) shall:

(i) consolidate with or merge with or into any Person; or

(ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person; or

(iii) permit any Person to merge with or into the Guarantor

unless:

(A) the other Person is Cosan or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture, substantially in the form of Exhibit B, all of the obligations of the Guarantor under its Note Guaranty; (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and (3) the applicable Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

The Trustee shall be entitled to rely exclusively on and shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.04, in which event it shall be conclusive and binding on the Holders.

ARTICLE 6

EVENTS OF DEFAULT AND REMEDIES

Section 6.01. Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):

(a) The Company defaults in any payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;

(b) The Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon redemption or otherwise;

(c) The Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to Section 4.12 above.

(d) The Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) or of this Section 6.01), and such failure continues for 60 days after the notice specified below;

(e) The Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, any such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (i) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$20,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;

(f) One or more final judgments or decrees for the payment of money in excess of U.S.$20,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(g) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered or a winding up petition is presented against the Company, any Guarantor or any Significant Subsidiary under the Bankruptcy Laws now or hereafter in effect, and such order or petition is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(h) the Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law or a resolution is passed by its members for the winding up of the Company, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the Property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an Event of Default specified in clause (g) or (h) a “bankruptcy default”);

(i) any event occurs that under the laws of the Cayman Islands, or Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (g) or (h); or

(j) the Note Guaranty ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under the Note Guaranty.

A Default under clause (d) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify Cosan of the Default and Cosan does not cure such Default within the time specified after receipt of such notice.

Section 6.02. Acceleration of Maturity, Rescission and Amendment. If an Event of Default (other than an Event of Default specified in Section 6.01(g), Section 6.01(h) or Section 6.01(i) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(g), Section 6.01(h) or Section 6.01(i) occurs and is continuing, then the principal of and accrued interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii) all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional

Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Section 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order:

FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.06);

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.07. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;

(ii) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

(iii) such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.08. Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.

Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.13. Waiver of Past Defaults and Events of Default. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.14. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15. Waiver of Stay or Extension Laws. The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE AND PRINCIPAL PAYING AGENT

Section 7.01. Duties of Trustee and Principal Paying Agent. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default, (i) the Trustee and Principal Paying Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Principal Paying Agent; and (ii) in the absence of bad faith on the part of the Trustee or the Principal Paying Agent, the Trustee or the Principal Paying Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Principal Paying Agent and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Principal Paying Agent, the Trustee and the Principal Paying Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee and the Principal Paying Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee or the Principal Paying Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee and the Principal Paying Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon the Trustee or the Principal Paying Agent, under this Indenture.

(d) The Trustee and the Principal Paying Agent shall not be liable for interest on any money received by it except as the Trustee and the Principal Paying Agent may agree in writing with the Company.

(e) Money held in trust by the Trustee, the Principal Paying Agent or any Paying Agent need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee or the Principal Paying Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Principal Paying Agent shall be subject to the provisions of this Section 7.01.

Section 7.02. Rights of Trustee. (a) The Trustee and the Principal Paying Agent may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and the Principal Paying Agent need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the willful misconduct or gross negligence of any agent appointed with due care.

(d) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or the Principal Paying Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent Officer) of the Company.

(e) The Trustee and the Principal Paying Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or the Principal Paying Agent security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(f) The Trustee and the Principal Paying Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(g) The Trustee and the Principal Paying Agent shall not be liable for any action they take or omit to take in good faith which they believe to be authorized or within their rights or powers; provided that the conduct of the Trustee or the Principal Paying Agent does not constitute willful misconduct, gross negligence or bad faith.

(h) The Trustee and the Principal Paying Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(i) The Trustee and the Principal Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.

(j) Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.

(k) In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

Section 7.03. Individual Rights of Trustee. The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, and if it is known to the Responsible Officer, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof.

Section 7.06. Compensation and Indemnity. The Company agrees to pay to the Trustee and the Principal Paying Agent from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee and the Principal Paying Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Principal Paying Agent’s agents, counsel, accountants and experts. Payments of any such expenses by the Company to the Trustee or the Principal Paying Agent, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of Brazil or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee or the Principal Paying Agent, as the case may be, such additional amounts as may be necessary in order that every net payment made by the Company to the Trustee and Principal Paying Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by Brazil or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or the Principal Paying Agent, as the case may be. The Company shall indemnify each of the Trustee and the Principal Paying Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture and the performance of its respective duties hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Company undertakes to indemnify each of the Paying Agents and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include both Brazilian and Japanese taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent or its affiliates under this Indenture except as may result from its own default, gross negligence or bad faith or that of its directors, officers or employees or any of them, or breach by it of the terms of this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company is entitled to participate in the Trustee’s defense of the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.

To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Principal Paying Agent, except that held in trust to pay principal of and interest on particular Notes.

The obligations of the Company pursuant to this Section 7.06 shall survive the satisfaction and discharge of this Indenture. When the Trustee or the Principal Paying Agent incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.01(h), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

The Company acknowledges that the Principal Paying Agent makes no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.

The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Paying Agents.

Section 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged a bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.

Section 7.09. Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01. Discharge of Liability on Notes. (a) When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08) for cancellation or (ii) all Outstanding Notes have become due and payable and the Company deposits in trust, for the benefit of the Holders, with the Trustee finally collected funds sufficient to pay at Maturity all Outstanding Notes and interest thereon (other than Notes replaced pursuant to Section 2.08), and if in any such case the Company pays all other sums payable hereunder by the Company, then this Indenture, and the obligations of the Company and the Guarantors pursuant hereto, shall, subject to Sections 8.01(d) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Sections 8.01(d), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.07, 4.08, 4.10, 5.01(iii) and 5.03 and the operation of Sections 6.01(a), 6.01(b), 6.01(d) and 6.01(e) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Company of the legal defeasance option or the covenant defeasance option, each Guarantor’s obligations under its Note Guaranty shall terminate.

If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(d).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of the obligations of the Company hereunder except those specified in Section 8.01(c).

(c) Notwithstanding Sections 8.01(b) and 8.01(c), the Company’s obligations pursuant to Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantor’s obligations to pay fully and punctually all amounts payable by the Company to the Trustee under this Indenture shall survive.

Section 8.02. Conditions to Defeasance. The Company may exercise the legal defeasance option or the covenant defeasance option only if:

(a) The Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption;

(b) The Company delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S.

Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest on all the Notes when due at Maturity or on redemption, as the case may be;

(c) 123 days pass after the deposit is made in accordance with the terms of Section 8.02(a) and during such 123-day period no Default or Event of Default specified in Section 6.01(h) occurs which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) the deposit does not constitute a default or event of default under any other agreement binding on the Company;

(f) The Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

(g) The Company delivers to the Trustee Opinions of Counsel stating that, under Brazilian law, Holders (other than Brazilian persons) shall not recognize gain for Brazilian tax purposes and payments from the defeasance trust to any such Holder shall not be subject to withholding payments under Brazilian law;

(h) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters stating that (i) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(i) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(j) the Company delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

(k) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04. Repayment to Company. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Company upon request, any excess cash or U.S. Government Obligations held by them.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.

Section 8.05. Indemnity for U.S. Governmental Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Notes and the Note Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes, without notice to or consent or vote of any Holder for the following purposes:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;

(ii) to add guarantees or collateral with respect to the Notes

(iii) to comply with Section 5.04;

(iv) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(v) to add to the covenants of the Company for the benefit of the Holders;

(vi) to surrender any right herein conferred upon the Company;

(vii) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(viii) to provide for the issuance of additional Notes; or

(ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the description of the Notes in the Offering Memorandum;

provided that, in the case of clause (i) or (ii) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Each Guarantor must consent to any amendment or supplement hereunder.

Section 9.02. With Consent of Holders. Except as specified in Section 9.01, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Holders of at least a majority in principal amount of the Outstanding Notes may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of each Holder affected, an amendment may not:

(i) reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(ii) reduce the rate of any interest payment on any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time pursuant to Section 3.01 above at which any Note may be redeemed or, once notice of redemption has been given pursuant to Section 3.01 above, the time at which it must thereupon be redeemed;

(iv) change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;

(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi) waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(viii) make any change in this first paragraph of this Section 9.02; or

(ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or

(x) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder; or

(xi) make any change in any Note Guaranty that would adversely affect the Noteholders,

provided that the provisions of the covenants described in Section 4.12 may, except as provided above, be amended or waived with the consent of Holders holding not less than 66  2/3% in aggregate principal amount of the Notes.

Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Company shall mail to Holders prior written notice of any amendment proposed to be adopted under this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.

Section 9.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee. If so instructed by the Company, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms.

Section 9.06. Payment for Consent. Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

GUARANTEE

Section 10.01. The Note Guaranty. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to this Indenture or any Note;

(iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(iv) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment shall be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the Person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor shall terminate upon:

(i) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by this Indenture;

(ii) if the Note Guaranty was required pursuant to the terms of this Indenture, the cessation of the circumstances requiring the Note Guaranty; or

(iii) defeasance or discharge of the Notes, as provided in Article 8.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

MEETINGS OF HOLDERS

Section 11.01. Purposes for Which Meetings May Be Called. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article 7;

(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law.

Section 11.02. Manner of Calling Meetings. The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Outstanding Notes are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Outstanding Notes, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 11.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, New York and in Luxembourg, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

Section 11.04. Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall (i) be a registered Holder of one or more Notes, or (ii) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of

Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

At any meeting each Holder or proxy shall, subject to the provisions of Section 11.04, be entitled to one vote for each U.S.$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.02 or Section 11.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 11.06. Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.02. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.07. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Section 11.08. Procedures Not Exclusive. The procedures set forth in this Article 11 are not exclusive and the rights and obligations of the Company, the Trustee and the Holders under other Articles of this Indenture (including, without limitation, Articles 6, 7, 8 and 9) shall in no way be limited by the provisions of this Article 11.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall be given to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

Section 12.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier or telecopier, addressed to the relevant party as follows:

To the Company:

Cosan Finance Limited

Walkers SPV Limited

Walker House, 87 Mary Street

George Town, Grand Cayman KY1-9002

Cayman Islands

Attention: Paulo Diniz

Facsimile: (55 11) 3897-9799

With a copy to:

White & Case LLP

Al. Santos, 1940 – 3º andar

01418-200 – São Paulo, SP

Brasil

Attention: Donald Baker

Telephone: (55 11) 3147-5600

Facsimile: (55 11) 3147-5611

To the Trustee:

The Bank of New York

101 Barclay Street – 4th Floor East

New York, New York 10286

Attention: Corporate Trust Services – Global Americas

Telephone: 1-212-815-5616 Telecopy: 1-212-815-5603

To the Principal Paying Agent:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

12-15 Finsbury Circus

London EC2M 7BT

Attention: Securities Services

Telephone: +44 20 7577 1593

Telecopy: +44 20 7577 1609

To the Paying Agent and Transfer Agent in Luxembourg:

The Bank of New York (Luxembourg) S.A.

Aerogolf Center – 1A, Hoehenhof

L-1736 Senningerberg

Luxembourg

Attention: Corporate Trust Services

Telecopy: +352 34 20 90 6035

Notices or communications to a Guarantor shall be deemed given if given to the Company.

Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon (i) the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register; and (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange, Euro MTF and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Brazilian law, including, without limitation, those required under the applicable regulations issued by the CVM.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

All notices or communications to be given pursuant to any clause of this Indenture must be given in English or, where not given in English, must be accompanied by a certified English translation.

Section 12.03. Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.04. Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.

Section 12.05. Rules by Trustee, Registrar Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.

Section 12.06. Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by Cosan or the Guarantors under or in connection with the Notes and the Note Guaranties, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Cosan or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from Cosan or any Guarantor shall only constitute a discharge to Cosan or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, Cosan shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater that the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, Cosan shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.06, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of Cosan and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 12.07. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.08. Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be.

Section 12.09. Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 12.10. Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantors irrevocably appoints National Corporation Research, Ltd., (the “Process Agent”), with offices at 225 West 34th Street, Suite 910, New York, New York 10122, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process, each the Company and the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, the Paying Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company and the Guarantors in any other court of competent jurisdiction.

(b) Each of the Company and the Guarantors hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Company or any Guarantor, as the case may be, in care of the Process Agent at the address specified above. Each of the Company and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or any Guarantor, as the case may be, or failure of the Company or any Guarantor, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent, the Company or the Guarantors. As an alternative method of service, each of the Company and the Guarantors also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company or Guarantor, as the case may be, at its address specified in Section 12.02 or at any other address previously furnished in writing by the Company or the Guarantors to the Trustee. Each of the Company and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c) Nothing in this Section 12.10 shall affect the right of any party, including the Trustee, the Principal Paying Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.

(d) Each of the Company and the Guarantors irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Company and the Guarantors irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.

Section 12.11. Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

Section 12.14. Force Majeure. In no event shall any of the Trustee, Paying Agents, Transfer Agents or Registrar be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each of the Trustee, Paying Agents, Transfer Agents or Registrar shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

COSAN FINANCE LIMITED as Issuer

By:	/s/ Rubens Ometto Silveira Mello
Name:	Rubens Ometto Silveira Mello
Title:

By:	/s/ Paulo Sergio de Oliveira Diniz
Name:	Paulo Sergio de Oliveira Diniz
Title:

COSAN S.A. INDÚSTRIA E COMÉRCIO as Guarantor

By:	/s/ Rubens Ometto Silveira Mello
Name:	Rubens Ometto Silveira Mello
Title:

By:	/s/ Paulo Sergio de Oliveira Diniz
Name:	Paulo Sergio de Oliveira Diniz
Title:

USINA DA BARRA S/A – AÇÚCAR E ÁLCOOL as Guarantor

By:	/s/ Rubens Ometto Silveira Mello
Name:	Rubens Ometto Silveira Mello
Title:

By:	/s/ Paulo Sergio de Oliveira Diniz
Name:	Paulo Sergio de Oliveira Diniz
Title:

THE BANK OF NEW YORK as Trustee, Registrar and Transfer Agent

By:	/s/ John T. Needham, Jr.
Name:	John T. Needham, Jr.
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Principal Paying Agent

By:	/s/ David Thomas
Name:	David Thomas
Title:	Deputy Head Financial Institutions

THE BANK OF NEW YORK (LUXEMBOURG) S.A., as Paying Agent and Transfer Agent

By:	/s/ John T. Needham, Jr.
Name:	John T. Needham, Jr.
Title:	Attorney-in-Fact

Witnesses:

By:	/s/ Kevin F. Binnie
Name:	Kevin F. Binnie

By:	/s/ William Potes
Name:	William Potes

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the 26th day of January, 2007, before me personally came Kevin F. Binnie, to me known, who, being by me duly sworn, did depose and say that John T. Needham, Jr. is a Vice-President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

/s/ Emily Joy
Notary Public
COMMISSION EXPIRES

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the 26th day of January, 2007, before me personally came                     , to me known, who, being by me duly sworn, did depose and say that                              is a                              of The Bank of Tokyo-Mitsubishi UFJ, Ltd., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

Notary Public
COMMISSION EXPIRES

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the 26th day of January, 2007, before me personally came Kevin F. Binnie, to me known, who, being by me duly sworn, did depose and say John T. Needham, Jr. that is a Attorney-in-fact of The Bank of New York (Luxembourg) S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[Notarial Seal]

/s/ Emily Joy
Notary Public
COMMISSION EXPIRES

TO ALL TO WHOM THESE PRESENTS SHALL COME, I EDWARD GARDINER of the City of London NOTARY PUBLIC by royal authority duly admitted and sworn DO HEREBY CERTIFY the genuineness of the signature of DAVID ROWLAND THOMAS subscribed to the document hereunto annexed, such signature being in the own, true and proper handwriting of the said David Rowland Thomas, authorised signatory of the company styled THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. incorporated in Japan and having a branch in London, England.

IN FAITH AND TESTIMONY WHEREOF I the said notary have subscribed my name and set and affixed my seal of office at London aforesaid this twenty ninth day of January in the year two thousand and seven.

/s/ Edward Gardiner

EXHIBIT A

FORM OF NOTE

[FACE OF NOTE]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE ISSUER NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.

[Include if Note is a Restricted Global Note, or a Note issued in exchange therefor, as required under this Indenture: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO COSAN FINANCE LIMITED, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S.$100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (VI)

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN. ]

[Include if Note is Regulation S Global Note, or a Note issued in exchange therefor, in accordance with this Indenture: “THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”]

COSAN FINANCE LIMITED

[RESTRICTED GLOBAL NOTE]

[REGULATION S GLOBAL NOTE]

[CERTIFICATED NOTE]

Representing

7% Senior Notes Due 2017

No. [R-1][S-1]

CUSIP No. [22112AAA4] [G24419AA4]	Principal Amount
ISIN No. [US22112AAA43] [USG24419AA47]
COMMON CODE. [028446349] [028446446]	U.S.$[200,807,000][199,193,000]

COSAN FINANCE LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, U.S.$ [200,807,000][199,193,000], upon presentment and surrender of this Note on February 1, 2017 or on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.

Interest on the outstanding principal amount shall be borne at the rate of 7% per annum payable semi-annually in arrears on each February 1 and August 1 (each such date an “Interest Payment Date”), commencing on August 1, 2007, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Company shall at any time default on the payment of interest or such other amounts as any may be payable in respect of the Notes, the Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

COSAN FINANCE LIMITED

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

By:
Name:

By:
Name:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

7% Senior Notes Due 2017

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a duly authorized issue of 7% Senior Notes Due 2017 of the Company. The Notes constitute senior unsecured obligations of the Company, initially in an aggregate principal amount of U.S.$400,000,000.

1.	Indenture; Note Guaranty.

The Notes are, and shall be, issued under an Indenture, dated as of January 26, 2007 (the “Indenture”), among the Company, the Guarantors party thereto, The Bank of New York, as trustee (the “Trustee”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as principal paying agent (the “Principal Paying Agent”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent. The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Principal Paying Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.

The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes.

The Indenture imposes certain limitations on the creation of Liens by Cosan or its Subsidiaries, and consolidation, merger and certain other transactions involving Cosan. In addition, the Indenture requires the maintenance of insurance for Cosan and its Subsidiaries, the maintenance of the existence of Cosan and its Subsidiaries, the payment of certain taxes and claims and reporting requirements applicable to Cosan.

2.	Interest.

The Notes bear interest at the rate per annum shown above from January 26, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable semi-annually in arrears on February 1 and August 1 of each year (each such date, an “Interest Payment Date”), commencing on August 1, 2007. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.

3.	Method of Payment.

Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the Register at the close of business on January 15 and July 15, as the case may be (each, a “Record Date”), next preceding such Interest Payment Date.

Payments in respect of each Note shall be made by U.S. Dollar check drawn on a bank in The City of New York and may be mailed to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than 17 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the seventeenth day immediately preceding such Payment Date.

All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 5 hereof. Except as provided in Section 2.08 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.

If the Payment Date in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.

4.	Registrar, Paying Agent and Transfer Agent.

The Trustee shall act as Registrar and Transfer Agent. The Bank of Tokyo-Mitsubishi UFJ, Ltd., shall act as Principal Paying Agent of the Notes. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent without notice. For so long as the Notes are listed on the Luxembourg Stock Exchange, Euro MTF and such stock exchange shall so require, the Company shall maintain a Paying Agent and a Transfer Agent in Luxembourg. The Bank of New York (Luxembourg) S.A. shall initially act as Paying Agent and Transfer Agent in Luxembourg.

5.	Additional Amounts.

All payments by the Company in respect of the Notes or the Guarantors in respect of the Guarantees shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Brazil, or any authority therein or thereof in the case of payments under the Notes or any other jurisdiction in which any Guarantor is organized having power to tax in the case of payments under the Note Guaranty, unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges.

In such event, the Company or the Guarantors shall make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such Additional Amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and Brazil, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii) where such Additional Amount is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(iv) with respect to any taxes withheld, deducted or imposed on a payment to an individual and which are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive;

(v) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands or Brazil, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such Holder, if (1) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders shall be required to provide such certification, identification or other requirement;

(vi) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(vii) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Company or the Guarantors in respect of claims made against the Company or the Guarantors; or

(viii) in respect of any combination of the above.

No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of Brazil or any political subdivision thereof to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.

Any reference in the Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guaranty by the Guarantors shall be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Paragraph 5.

6.	Open Market Purchases.

The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in accordance with applicable securities and other laws.

7.	Redemption.

Except as described in Section 3.01 of the Indenture and this Paragraph 7, the Notes may not be redeemed.

The Notes shall be redeemable, at the option of the Company, in whole, but not in part, on any Interest Payment Date prior to February 1, 2017, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of:

(1) 100% of the principal amount thereof to be redeemed, plus accrued interest and any Additional Amounts payable with respect thereto; and

(2) the sum of the present values of (A) the Redemption Price of the Notes at February 1, 2017 (as set forth below) and (B) the remaining scheduled payments of interest from the Redemption Date to February 1, 2017 but excluding accrued and unpaid interest, if any, to the Redemption Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (determined on the second Business Day immediately preceding the Redemption Date) plus 50 basis points;

plus, in either case, accrued and unpaid interest, if any, and any Additional Amounts to the Redemption Price (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Any notice to Holders of the Notes of a redemption shall include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. In the event of such a redemption, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.

If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of the Cayman Islands, Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor assumes the obligations under the Notes, (i) the Company has or shall become obligated to pay any Additional Amounts as described in Section 4.06 of the Indenture or (ii) the Guarantors has or shall become obligated to pay Additional Amounts (as defined above) in excess of the Additional Amounts the Guarantors would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the Holder of the Notes is resident in a tax haven jurisdiction (i.e., countries that do not impose any income tax or that impose it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) as a result of the taxes, duties, assessments and other governmental charges described above (the “Minimum Withholding Level”), the Company or the Guarantors may, at their option, redeem all, but not less than all, of the Notes, on any Business Day at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, upon publication of irrevocable notice to Holders not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, the Guarantors would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level. The Company shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts that are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts (provided, however, that for this purpose reasonable measures shall not include the Company moving or changing jurisdictions); and (ii) it has complied with all necessary regulations of the Central Bank of Brazil to legally effect such redemption.

In the event that the Company elects to so redeem the Notes pursuant to Section 3.01(c), it shall deliver to the Trustee: (i) a certificate, signed in the name of the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Company has or shall become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Company has taken all reasonable measures to avoid the payment of such Additional Amounts and that all governmental requirements necessary for the Company to effect the redemption have been complied with.

8.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

The Trustee or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 17 days before a selection of Notes to be redeemed or before an Interest Payment Date.

9.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner thereof for all purposes.

10.	Unclaimed Money.

Subject to applicable law, the Trustee and the Paying Agents shall pay to the Company upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.

11.	Defeasance.

Subject to the terms of the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, each Guarantor’s obligations under its Note Guaranty shall terminate.

12.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past -Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things:

(i) reduce the principal amount of or change the Stated Maturity of any payment on any Note;

(ii) reduce the rate of any interest payment on any Note;

(iii) reduce the amount payable upon the redemption of any note or change the time of any redemption pursuant to Section 3.01 of the Indenture at which any Note may be redeemed or, once notice of redemption has been given pursuant to Section 3.01 of the Indenture, the time at which it must thereupon be redeemed;

(iv) change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;

(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(vi) waive a Default or Event of Default in payment of principal of and interest on the Notes;

(vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;

(viii) make any change in this first paragraph of this Section; or

(ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or

(x) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder; or

(xi) make any change in any Note Guaranty that would adversely affect the Noteholders,

provided that the provisions of the covenants described in Section 4.12 of the Indenture may, except as provided above, be amended or waived with the consent of Holders holding not less than 66  2/3% in aggregate principal amount of the Notes.

The Company and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes to:

(i) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not materially and adversely affect the rights of any Holder;

(ii) to add guarantees or collateral with respect to the Notes

(iii) to comply with Section 5.04;

(iv) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(v) to add to the covenants of Cosan for the benefit of the Holders;

(vi) to surrender any right herein conferred upon Cosan;

(vii) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(viii) to provide for the issuance of additional Notes; or

(ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the description of the Notes in the Offering Memorandum;

provided that, in such case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.01 of the Indenture.

Each Guarantor must consent to any amendment, supplement or waiver.

13.	Defaults and Remedies.

An “Event of Default” occurs if:

(i) the Company defaults in any payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;

(ii) the Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon redemption, upon declaration or otherwise;

(iii) the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to the covenants described under Section 4.12 of the Indenture;

(iv) the Company fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in (i) and (ii) above), and such failure continues for 60 days after the notice specified below;

(v) the Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, any such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates U.S.$20,000,000 (or the equivalent thereof at the time of determination) or more;

(vi) one or more final judgments or decrees for the payment of money in excess of U.S.$20,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(vii) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered or a winding up petition is presented against the Company, any Guarantor or any Significant Subsidiary under the bankruptcy laws now or hereafter in effect, and such order or petition is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;

(viii) the Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law or a resolution is passed by its members for the winding up of the Company, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the Property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(ix) any event occurs that under the laws of Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (vi) or (vii); or

(x) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.

A Default under clause (iv) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an attorney, authorized officer or agent of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by Cosan or any Holder.

If an Event of Default (other than an Event of Default specified in clauses (vii), (viii) and (ix) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued interest on all Notes to be due and payable immediately, by a notice in writing to Cosan, and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (vii), (viii) or (ix) above occurs and is continuing, then the principal of, and accrued interest on, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including any Additional Amounts) on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

14.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the Indenture, the Trustee in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	Governing Law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

16.	No Recourse Against Others.

No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company under the Notes or any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made by the Company, the Trustee, the Paying Agents, the Transfer Agents or the Registrar as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:

Cosan Finance Limited

Walkers SPV Limited Walker House, 87 Mary Street

George Town, Grand Cayman KY1-9002

Cayman Islands

Attention: Paulo Diniz

Facsimile: (55 11) 3897-9799

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                      ,

among

COSAN FINANCE LIMITED,

the [ADDITIONAL GUARANTOR(S)] Party Hereto

THE BANK OF NEW YORK,

as Trustee

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as Principal Paying Agent

and

THE BANK OF NEW YORK (LUXEMBOURG) S.A.,

as Luxembourg Paying Agent and Transfer Agent

7% Senior Notes Due 2017

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,     , among Cosan Finance Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), [Additional Guarantor(s)] (each an “Undersigned”), The Bank of New York, as trustee (the “Trustee”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as principal paying agent (the “Principal Paying Agent”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent (the “Luxembourg Paying Agent and Transfer Agent”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto, The Bank of New York, as Trustee, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent, entered into the Indenture, dated as of January 26, 2007 (the “Indenture”), relating to the Company’s 7% Senior Notes Due 2017 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof. [Specify % to be guaranteed, if less than 100%.]

Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COSAN FINANCE LIMITED as Issuer

By:
Name:
Title:

By:
Name:
Title:

[ADDITIONAL GUARANTOR] as Guarantor

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK, N.A. as Trustee, Registrar and Transfer Agent

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Principal Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A. as Luxembourg Paying Agent and Transfer Agent

By:
Name:
Title:

EXHIBIT C

FORM OF

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of Cosan Indústria e Comércio with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date [which is two years after the original issue date of the Notes,]* [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]† the undersigned confirms that:

[Check one]

☐	(a)	This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b)	This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c)	This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

☐	(d)	This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(e)	This Note is being transferred to Cosan Finance Limited or one of its Subsidiaries, in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.

*	Include in Restricted Note.
†	Include in Regulation S Note.

C-1

If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

C-2

EXHIBIT D

FORM OF CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND TO REGULATION S

GLOBAL NOTE OR CERTIFICATED NOTE

NOT BEARING A SECURITIES ACT LEGEND

The Bank of New York

101 Barclay Street – 4th Floor East

New York, New York 10286

Attn: Corporate Trust Department

Re:	7% Senior Notes Due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated January 26, 2007 (the “Indenture”), among Cosan Finance Limited, the Guarantors party thereto, The Bank of New York, as Trustee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USG24419AA47) to be held with [Euroclear]* [Clearstream Banking]* (Common Code No. 028446446) through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:

(1) the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);

[(2) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]†

*	Indicate appropriate clearing system.
†	Insert one of the two provisions.

D-1

[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]‡

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the undersigned is not the Company, a distributor, an affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and for the benefit of Cosan Finance Limited. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:                     ,

cc: Cosan Finance Limited

‡	Insert one of the two provisions.

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR CERTIFICATED NOTE NOT BEARING

A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL

NOTE OR CERTIFICATED NOTE BEARING

A SECURITIES ACT LEGEND

(PRIOR TO 40TH DAY AFTER CLOSING DATE)

The Bank of New York

101 Barclay Street – 4th Floor East

New York, New York 10286

Attn: Corporate Trust Department

Re:	7% Senior Notes Due 2017(the “Notes”)

Reference is hereby made to the Indenture, dated January 26, 2007 (the “Indenture”), among Cosan Finance Limited, the Guarantors party thereto, The Bank of New York, as Trustee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USG24419AA47) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].

The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 22112AAA4) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

(1) the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

(2) the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and for the benefit of Cosan Finance Limited.

E-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:                     ,

cc: Cosan Finance Limited

E-2

EXHIBIT F

FORM OF CERTIFICATE FOR REMOVAL

OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE

The Bank of New York

101 Barclay Street – 4th Floor East

New York, New York 10286

Attn: Corporate Trust Department

Re:	7% Senior Notes Due 2017 (the “Notes”)

Reference is hereby made to the Indenture, dated January 26, 2007 (the “Indenture”), among Cosan Finance Limited, the Guarantors party thereto, The Bank of New York, as Trustee, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Principal Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 22112AAA4) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]*

The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.

In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

*	Indicate form in which Notes are held.

F-1

This certificate and the statements contained herein are made for your benefit and for the benefit of and Cosan Finance Limited.

[NAME OF UNDERSIGNED]

By:
Name:
Title:

Dated:                     ,

cc: Cosan Finance Limited

F-2